Exhibit 23.1

We consent to the incorporation by reference in Registration Statement No. 333-43592 of C-COR.net Corp. on Form S-8 of our report dated June 21, 2004, appearing in this Annual Report on Form 11-K of Worldbridge Broadband Services 401(k) Plan for the year ended December 31, 2003.

/s/ Parente Randolph, PC
Wilkes-Barre, Pennsylvania
June 21, 2004